Phillips Edison & Company Declares Monthly Dividend Distributions; Announces Results of Annual Meeting of Stockholders

CINCINNATI – April 30, 2024 – Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO”), one of the nation’s largest owners and operators of grocery-anchored neighborhood shopping centers, today announced that its Board of Directors declared monthly dividend distributions of $0.0975 per share of the Company’s common stock payable on June 4, 2024; July 2, 2024; and August 1, 2024 to stockholders of record as of May 15, 2024; June 17, 2024; and July 15, 2024, respectively. Operating partnership unit holders receive distributions at the same rate as common stockholders, subject to the required tax withholding.

Earlier in the day, PECO held its annual meeting of stockholders in a virtual-only format. At the annual meeting, PECO’s stockholders re-elected all of PECO’s directors: Jeffrey S. Edison; Leslie T. Chao; Elizabeth O. Fischer; Stephen R. Quazzo; Jane E. Silfen; John A. Strong; Anthony E. Terry; Parilee E. Wang; and Gregory S. Wood, to its Board of Directors for one-year terms. Stockholders also approved a non-binding, advisory resolution on the compensation of PECO’s named executive officers; approved an annual frequency of future say-on-pay proposals on an advisory basis; and ratified the appointment of Deloitte & Touche LLP as PECO’s independent registered public accounting firm for 2024.

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About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of omni-channel grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of March 31, 2024, PECO managed 304 shopping centers, including 284 wholly-owned centers comprising 32.4 million square feet across 31 states and 20 shopping centers owned in one institutional joint venture. PECO is focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including the risk factors and other risks and uncertainties described in the Company’s 2023 Annual Report on Form 10-K, filed with the SEC on February 12, 2024, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors
Kimberly Green, Head of Investor Relations
(513) 692-3399, kgreen@phillipsedison.com

Media
Cherilyn Megill, Chief Marketing Officer
(801) 415-4373, cmegill@phillipsedison.com